Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311	For Office Use Only WY Secretary of State FILED: Mar 18 2020 7:24AM Original ID: 2020-000906344

Profit Corporation

Articles of Incorporation

I.The name of the profit corporation is:

iOnMyHome, Inc

II.The name and physical address of the registered agent of the profit corporation is:

LegalCorp Solutions, LLC 5830 E 2nd St

Casper, WY 82609

III.The mailing address of the profit corporation is:

2201 Long Prairie Rd, Ste 107-173 Flower Mound, TX 75022

IV.The principal office address of the profit corporation is:

2201 Long Prairie Rd, Ste 107-173 Flower Mound, TX 75022

V.The number, par value, and class of shares the profit corporation corporation will have the authority to issue are:

Number of Common Shares:50,000,000	Common Par Value:	$0.0010
Number of Preferred Shares: 0	Preferred Par Value:	$0.0000

VI.The name and address of each incorporator is as follows:

Sonia Becerra

1000 N. West St. Suite 1200, Wilmington, DE 19801

Signature:	/s/ Jeffrey Brand	Date: 03/18/2020
Print Name:	Jeffrey Brand
Title:	Authorized Person
Email:	jeff@jeffbrand.com
Daytime Phone #:	(214) 883-3388